EXHIBIT 99.1

Sontra Medical and HortResearch Form International Research Alliance

to Develop Sports Performance Technology

Sontra grants SonoPrep® technology license option to HortResearch

Franklin, MA & Auckland, NZ —November 22, 2005 – A unique device, designed to take the sting out of the doctor’s needle, could soon help elite athletes and sports teams develop the winning edge.

Sontra Medical Corporation (NASDAQ: SONT) and The Horticulture and Food Research Institute of New Zealand Limited (HortResearch) announced today that they have entered into a research collaboration agreement to evaluate the use of the SonoPrep® skin permeation device for sports performance monitoring.

Sontra also granted HortResearch a one-year option to obtain an exclusive, worldwide license to Sontra’s SonoPrep® skin permeation technology for the sports performance field. If HortResearch elects to license the technology, Sontra will receive a license fee consisting of a $500,000 cash payment and equity worth $500,000 in a new company that HortResearch will form to develop and commercialize the technology.

SonoPrep® is a small, battery-powered device that works by applying low-frequency ultrasonic energy to the skin. The sounds waves open small cavities in the skin by disorganizing the lipid bi-layer, creating tiny, reversible channels through which fluids can be extracted and delivered. The skin goes back to its normal state within 24 hours.

Currently marketed by Sontra Medical for accelerating delivery of topical anesthetics, SonoPrep® is also the subject of clinical research in glucose monitoring and enhancing delivery of vaccines.

HortResearch and Sontra will evaluate the device for sports performance monitoring by extracting tiny samples of fluid from beneath the skin of top athletes.

This interstitial fluid contains biochemical markers that provide detailed information on how an athlete’s body is responding to training, competition, injury and post-activity recuperation.

HortResearch has studied these markers since 1999, and works with some of Australasia’s top professional sports teams, including the Emirates Team New Zealand America’s Cup yachting squad. The technology is helping teams improve performance through optimizing training programs and recovery strategies.

HortResearch CEO Paul McGilvary said SonoPrep’s non-invasive skin permeation technology will greatly enhance his company’s ability to develop commercial products for sports performance monitoring, as well as providing information vital to HortResearch’s strategic activities in human health and nutrition.

“HortResearch scientists made the observation that low-frequency ultrasound applied to the skin can facilitate the transdermal sampling for biochemical markers of performance in athletes. Now, thanks to our partnership with Sontra, we are closer to commercializing that knowledge.”

Mr. McGilvary said SonoPrep® would allow scientific understanding of human strength development, performance readiness and fatigue recovery to be directly applied in the sporting arena.

“Coaches and trainers often have to rely on instinct and intuition, without scientific backup. Working with sports professionals, HortResearch will use its knowledge to help coaches and trainers create athlete-specific training regimes to better reflect the physical needs and performance requirements of individual athletes.”

Sontra’s President and CEO, Thomas W. Davison, PhD said his company is pleased to have entered into the research collaboration with HortResearch.

“We are very impressed by HortResearch’s vision that athletes can optimize their individual performance by monitoring the body’s natural production of endogenous steroids and other natural bio-markers.

“We look forward to working with HortResearch, and believe our collaboration will quickly lead to new and exciting advances in non-invasive sampling and sports performance monitoring.”

About Sontra Medical Corporation (www.sontra.com)

Sontra Medical Corporation is a technology leader in transdermal science. Sontra’s SonoPrep® ultrasound-mediated skin permeation technology, combined with technical competencies in transdermal drug formulation, delivery systems and biosensors, is creating a new paradigm in transdermal drug delivery and diagnosis. The SonoPrep® technology is being developed for several billion dollar market opportunities, including continuous glucose monitoring and the transdermal delivery of large molecule drugs and vaccines. Sontra is currently marketing the SonoPrep® device and procedure tray for use with topical lidocaine to achieve rapid (within five minutes) skin anesthesia.

About HortResearch (www.hortresearch.com)

HortResearch is a New Zealand-based research and development company using unique resources to provide novel technologies and innovative fruit and food products with high consumer appeal. Working with industry and utilizing skills in human physiology, gene mapping, biochemistry, genetics and plant genomics HortResearch seeks new ways to improve human health, wellbeing and performance. HortResearch seeks to enhance human health and sports performance through the development of biosensor technologies that provide real-time data on key biological indicators within the human body. The company also develops breakthrough science and technology to meet emerging markets for functional foods and naturally produced flavours and fragrances.

Investor Relations Contacts:

Sontra	Medical Corporation.
Sean	Moran, Chief Financial Officer
508-530-0334

HortResearch

Roger Bourne, Senior Communications Advisor

Ph ++61 9 815 4200 ext 7057 (EST +18 hours)

Mob ++61 27 207 1712

Email rbourne@hortresearch.co.nz

© 2005 Sontra Medical Corporation. SonoPrep is a registered trademark of Sontra Medical Corporation. All other company, product or service names mentioned herein are the trademarks or registered trademarks of their respective owners.

This press release contains forward-looking statements, which address a variety of subjects including, for example, the expected benefits and efficacy of the SonoPrep device in connection with diagnostics, vaccine delivery, glucose monitoring and transdermal drug delivery, the expected benefits and results of the research collaboration with Hort Research; the expected timing of the license option exercise and receipt of the license fees; the expected market opportunities, distribution and market acceptance of the SonoPrep device and technology, the expected size of the markets for the SonoPrep device and technology, and Sontra’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: our technology is new and we may experience adverse results in research collaborations, product development, clinical trials, product evaluations, commercialization efforts, product distribution and market acceptance; the SonoPrep device may not prove effective in connection with diagnostics, vaccine delivery, glucose monitoring and/or transdermal drug delivery; HortResearch may determine not to exercise the license option and we may not receive any further option or license fees; markets for our products may develop slower than expected, or not at all; our sales cycle is lengthy and we are still developing sales and marketing strategies which may or may not prove effective; difficulties or delays in obtaining regulatory approvals to market products resulting from development efforts; difficulties or delays associated with sources of regulatory-approved transdermal drugs and vaccines; failure to obtain and maintain patent protection for discoveries; commercial limitations imposed by patents owned or controlled by third parties; dependence upon strategic partners and third-party distributors to develop, commercialize, market and sell products based on our work; and the requirement for substantial funding to conduct research and development and to expand commercialization, distribution and marketing activities. For detailed information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to Sontra’s filings with the Securities and Exchange Commission, including Sontra’s most recent Quarterly Report on Form 10-QSB. Forward-looking statements represent management’s current expectations and are inherently uncertain. We do not undertake any obligation to update forward-looking statements made by us.

# # #